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                                                                    EXHIBIT 4.22

                         REVISED STOCK PURCHASE WARRANT


                     TWENTY FIVE THOUSAND (25,000) WARRANTS
                          TO PURCHASE COMMON STOCK OF
                              JAVA CENTRALE, INC.

    This revised stock purchase Warrant, dated as of December 31, 1997 (the "Warrant") has been adopted and executed by JAVA CENTRALE, INC., a California corporation (the "Company"), in replacement of that certain Stock Purchase Warrant previously granted to LEGONG INVESTMENTS, N.V., a Netherlands Antilles corporation ("Legong") as of June 24, 1997 (the "Original Warrant"), which is hereby replaced and superseded in its entirety. This revised Warrant reflects certain changes to the Company's capitalization structure and certain agreements entered into between the Company and Legong since the date of the original Stock Purchase Warrant herein replaced. This revised Warrant certifies that the Company has granted to Legong the right to purchase an aggregate of Twenty Five Thousand (25,000) fully-paid and non-assessable shares of the no par value Common Stock of the Company (the "Warrant Shares"), on payment of the price per Share specified in Section 2 of this revised Warrant and subject to the terms and conditions governing this revised Warrant expressed herein and in the revised Warrant.

    THIS IS TO CERTIFY ALSO THAT, for value received, the Company agrees, subject to the terms and conditions hereinafter expressed, to sell and deliver to Legong 25,000 fully-paid and nonassessable Common Stock Purchase Warrants.

    This Warrant is and shall remain nontransferable, shall be subject to all of the terms hereof, and shall become void, and terminate and lapse, at 5:00 P.M. (Sacramento, California time) on June 10, 2000 (the "Expiration Time"), after which the Warrants shall be of no further force nor effect.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the undersigned, duly authorized thereunto.

    DATED as of December 31, 1997.

                                JAVA CENTRALE, INC.

                                By:  /s/ GARY C. NELSON
                                     --------------------------------------
                                          Gary Nelson
                                          President

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                       WARRANTS TO PURCHASE COMMON STOCK

    The terms and conditions with respect to the holding and exercise of these Stock Purchase Warrants are as follows.

    1.  NUMBER OF SHARES ACQUIRABLE UPON EXERCISE; CERTAIN ADJUSTMENTS.

        (a) Legong shall be initially entitled to receive, upon exercise hereof as provided herein, up to Twenty Five Thousand (25,000) shares of the Company's Common Stock, subject, however, to adjustment as provided below.

        (b) If, following the date hereof and prior to the Expiration Time (as defined in the Warrant Certificate attached hereto), the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, reverse stock split, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which the Warrants may be exercised.

        (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by a stock dividend, shall become effective as of the payment or distribution date of such dividend.

        (d) No fractional shares of stock shall be issued or made available under the this Warrant on account of any such adjustment. Fractional share interests shall for all purposes be disregarded.

    2.  EXERCISE PRICE; ADJUSTMENT IN CERTAIN EVENTS.

        (a) The Warrants shall be initially exercisable for the following purchase price per Share, subject to the adjustments set forth below (the "Exercise Price"). The Exercise Price shall remain unchanged until the occurrence of one of the events described in Section 1(b), above.

        (b) The Exercise Price for the Warrant Shares shall be One Dollar and Eighty Cents ($1.80) per share.

        (c) In the event of a change in the number of shares of Common Stock which may be caused by any event described in Section 1(b), above, a corresponding adjustment changing the exercise price per share of Common Stock attributable to any unexercised Warrants shall likewise be made.

    3. METHOD OF EXERCISE. Legong may exercise its right to purchase Warrant Shares

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pursuant to this Warrant at any time prior to the Expiration Time, by (a)
completing in the manner indicated, and executing, the attached Subscription Form for that number of Warrant Shares which it is entitled, and desires, to purchase; (b) surrendering the Warrant to the Company at its principal place of business in Sacramento, California; and (c) paying the appropriate purchase price for the Warrant Shares (rounded to the nearest whole cent), by cash, money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California. Upon such surrender and payment, the Company will issue to Legong the number of Warrant Shares so subscribed for.

    4. EFFECT OF EXERCISE. Upon surrender of this Warrant and due payment of the exercise price, the Company will issue to Legong the number of shares of Common Stock subscribed for, and Legong will be a shareholder of the Company in respect of such Common Stock as of the date on which the shares representing such Common Stock are issued by the Company's Transfer Agent and Registrar.

    5. NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. No person or entity shall be considered to be a shareholder of the Company for any purpose until the exercise of the Warrant as provided herein and the due and formal issuance of Warrant Shares by the Company's Transfer Agent and Registrar thereupon.

    6. NO RIGHTS AFTER THE EXPIRATION TIME. Nothing contained in this Warrant, or in any instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, this Warrant and all rights hereunder shall be valueless, unexercisable, void, and of no further force or effect.

    7. NONTRANSFERABILITY. This Warrant shall not be transferable, and any attempt to sell, assign, transfer, hypothecate, or otherwise convey or encumber any interest herein or therein shall be void. The Company shall have no obligation to recognize any such sale, assignment, transfer, hypothecation, or other conveyance or encumbrance, to reflect such transaction on the official records of the Company, or to issue Warrants or shares of its Common Stock to any party in violation of this provision.

    8. SUBDIVISION. This Warrant may be divided and subdivided into two or more certificates, evidencing the total number of Warrants provided herein, upon written demand therefor delivered to the Company. This Warrant may be exercised for all or any part of the Warrant Shares, and in such event the Company shall issue a new Warrant Certificate, evidencing the balance of the Warrant Shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no Warrant Certificate shall be issued, and no exercise of a Warrant shall be permitted, involving any fraction of one Share.

    9. REDEMPTION BY THE COMPANY. The rights to purchase Warrant Shares represented by this Warrant shall be redeemable by the Company, in whole or in part, at any time at a redemption price of Fifty Cents ($0.50) per Warrant Share purchase right so redeemed: PROVIDED, HOWEVER, that the following conditions have been met:

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        (a) The closing price for the Company's common stock must have equaled or exceeded Twenty Dollars ($20.00) per share for each of the twenty (20) consecutive trading days prior to the date on which the Company so redeems the rights to purchase Warrant Shares represented by this Warrant;

        (b) The Company shall give Legong not less than thirty (30) days' prior written notice of its intention to so redeem the rights to purchase Warrant Shares represented by this Warrant; and

        (c) The Company shall tender the redemption price to Legong or its representative in cash, by certified or cashiers' check, or by wire transfer, in any case at Legong's address as then appearing on the Company's records or at such other address as may be specified from time o time by Legong.

    10.  MISCELLANEOUS.

        (a) This Warrant shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of laws provisions thereof.

        (b) The captions set forth in this Warrant are for convenience only, and shall not be used in the construction hereof.

        (c) If this Warrant, or any paragraph, sentence, term, or provision hereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Warrant shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein.


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                              JAVA CENTRALE, INC.
                           WARRANT SUBSCRIPTION FORM
             STOCK PURCHASE WARRANTS DATED AS OF DECEMBER 31, 1997

    TO:  Java Centrale, Inc.
          ATTENTION: Chief Financial Officer
          1610 Arden Way, Suite 145
          Sacramento, CA 95815

                    RE:  EXERCISE OF STOCK PURCHASE WARRANTS

    Pursuant to the terms of that certain Stock Purchase Warrant, dated as of December 31, 1997 (the "Warrant"), which Warrant is attached to this
Subscription Form, the undersigned hereby subscribes for      whole shares of
the Company's no par value Common Stock, at a price of $    per share or at such
other price as may be applicable in accordance with the terms of the Warrant.

    TOTAL SUBSCRIPTION PRICE: $
                               ------------------------

    The undersigned hereby directs and requires that the shares of Common Stock being subscribed for hereby be issued and delivered as follows:

    Full Name of Shareholder:
                             --------------------------

    Full Address:
                 -------------------------------------

                 -------------------------------------

                 -------------------------------------

Number of Shares for Which Subscribed:
                                      -----------------------

DATED:
      --------------------

                                LEGONG INVESTMENTS, N.V.

                                By:
                                   ----------------------------

                                   ----------------------------


                                Its:
                                    ---------------------------


                     SEE REVERSE FOR IMPORTANT INFORMATION



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    NOTE: This Subscription Form must be signed and accompanied by payment to
Java Centrale, Inc., in full, of the appropriate subscription price, in cash or by money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California, and must be received by the Company prior to 5:00 PM, California time, on June 24, 2000 (the "Expiration Time"), after which time all rights represented by the attached Stock Purchase Warrant will expire.

    JAVA CENTRALE, INC. ACCEPTS NO RESPONSIBILITY FOR THE DELIVERY TO IT OF THIS SUBSCRIPTION FORM OR THE ACCOMPANYING STOCK PURCHASE WARRANT. SUFFICIENT TIME SHOULD BE ALLOWED FOR THE DELIVERY OF THESE DOCUMENTS PRIOR TO THE EXPIRATION TIME.

    Upon surrender of this Subscription Form and the Stock Purchase Warrant, and payment of the subscription price as provided therein, the Company will issue the number of shares of Common Stock subscribed for, and such persons or entities will thereupon become shareholders of the Company. If a lesser number of shares is subscribed for than the number of shares described in the Stock Purchase Warrant, the Company shall issue a further Stock Purchase Warrant in respect of the unsubscribed shares of Common Stock not subscribed for hereby.


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